UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018

MEDEQUITIES REALTY TRUST, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-37887	46-5477146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 West End Avenue, Suite 1000 Nashville, TN		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 627-4710

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 1.01.  Entry into a Material Definitive Agreement

On November 9, 2018, MedEquities Realty Trust, Inc. (the “Company”) through certain of its wholly owned subsidiaries, as landlord, entered into a triple-net master lease agreement (the “Master Lease”) with certain affiliates (collectively, the “New Tenant”) of Creative Solutions in Healthcare, Inc. (“Creative Solutions”), a regional skilled nursing and assisted living facility operator based in Fort Worth, Texas, for the Company’s ten skilled nursing facilities in Texas (the “Texas Ten Portfolio”).

The Master Lease has a 15-year term, which will commence upon receipt of all outstanding regulatory approvals for the transfer of the operations of the facilities from the existing tenant to the New Tenant. In addition, the Master Lease has two five-year tenant renewal options, subject to certain conditions. The initial annual rent under the Master Lease is $7.7 million and will increase each year by 2.0% of the prior year’s annual rent. Under the Master Lease, the New Tenant is responsible for all costs of the Texas Ten Portfolio, including taxes, utilities, insurance, maintenance and capital improvements.

The Master Lease contains customary representations and warranties and financial and other affirmative and negative covenants, including a minimum Rent Coverage Ratio of 1.2x and a minimum Fixed Charge Coverage Ratio of 1.0x, each as defined in the Master Lease. The Master Lease also includes customary events of default, in certain cases subject to customary cure periods.

Creative Solutions and its owners have jointly and severally guaranteed all obligations of the New Tenant under the Master Lease, up to 30 months of the then-current rent payable under the Master Lease, pursuant to a guaranty agreement, dated November 9, 2018 (the “Guaranty Agreement”). In addition, the Master Lease requires a security deposit of two months of base rent, which the New Tenant may make in equal installments during the first year of the Master Lease. The Master Lease also is secured by a security interest in substantially all of the assets of the New Tenant, subject to the rights of the New Tenant’s existing secured lender.

The foregoing summaries of the Master Lease and the Guaranty Agreement do not purport to be complete and are qualified in their entirety by reference to the Master Lease and the Guaranty Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Master Lease, dated November 9, 2018, by and between certain subsidiaries of the Company and the New Tenant.
10.2	Guaranty Agreement, dated November 9, 2018, by and between certain subsidiaries of the Company, Creative Solutions in Healthcare, Inc. and the individuals party thereto.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include information about the Company's ability to close under the Master Lease under the terms described herein and to transition operations on the time schedule expected and other matters. Forward-looking statements provide the Company’s current expectations or forecasts of future events and are not statements of historical fact. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” and variations of these words and other similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, are difficult to predict and/or could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements involve inherent uncertainty and may ultimately prove to be incorrect or false. For a description of other factors that may cause the Company’s actual results or performance to differ from its forward-looking statements and related risks, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), and other documents filed by the Company with the SEC from time to time. You are cautioned to not place undue reliance on forward-looking statements. Except as otherwise may be required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedEquities Realty Trust, Inc.

Date: November 16, 2018	By:	/s/ Jeffery C. Walraven
Jeffery C. Walraven
Executive Vice President and Chief Financial Officer